SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ____)

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Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]

Definitive Proxy Statement

[X]

Definitive Additional Materials

[   ]

Soliciting Material Pursuant to §240.14a-12

MIDWEST AIR GROUP, INC.
(Name of Registrant as Specified In Its Charter)

N/A
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To:

All Midwest and Skyway Airlines Employees

Date:

June 7, 2007

From:

Carol Skornicka, Senior Vice President of Corporate Affairs, Secretary and General Counsel

Subject:

Important Information for MEH Shareholders

Two separate and unrelated shareholder campaigns are currently underway. One is the unsolicited exchange offer originally launched by AirTran in January. The other is the more recent contest for the election of directors to the board of Midwest Air Group.

Shareholders have received numerous communications from Midwest and AirTran, with voting instructions that can be confusing. It is critical that the differences are understood so that the intentions of shareholders are accurately reflected in their actions. This memo will attempt to clarify the board’s recommendations to shareholders for each of the campaigns.

Unsolicited Exchange (or Tender) Offer

In January, AirTran issued an unsolicited offer to shareholders to exchange their Midwest stock for a combination of cash and AirTran stock. Since then, AirTran has revised and extended that offer several times. Currently, the offer is for $9.00 in cash and .5842 of a share of AirTran stock in exchange for one share of Midwest stock. The latest extension expires at midnight on Friday, June 8.

Shareholders have received numerous communications regarding the tender offer from both AirTran and Midwest. The Midwest board unanimously recommended that shareholders reject the AirTran offer and not tender their shares to AirTran, because the board determined that the offer is inadequate and does not reflect the long-term value of the Midwest strategic plan. The board advises shareholders who agree that AirTran’s offer should be rejected do the following:

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If the shares are owned in a Midwest 401(k) plan, the shareholder should check the box on the instruction form that says “do not tender any shares” and then sign, date and return the form in the envelope provided, or provide your direction by telephone or the Internet. If a shareholder does not respond, the plan trustee will decide for the plan participant whether or not to tender those shares. Plan shareholders who do not want their plan shares tendered to AirTran must respond and indicate “do not tender” if they do not want their shares to be tendered.

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If the shares are owned through any other means (bank, broker, street name, etc.) and the shareholder does not want to tender the shares to AirTran, no action is required.

Contest for Election of Directors

The second campaign is for the election of directors to the board. The Midwest board has nominated a slate of three candidates – John Bergstrom, Jim Boris and Fred Stratton – and recommends that shareholders vote “for” these candidates. AirTran has nominated a slate of three candidates, each of whom AirTran is paying $40,000 to run. The Midwest board recommends that shareholders do not vote for the AirTran candidates.

The Midwest board advises shareholders as follows:

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If the shares are owned in a Midwest 401(k) plan, the shareholder must tell the trustee how he or she wants those shares voted. If a shareholder does not respond, the plan trustee will decide for the plan participant whether or not to tender those shares. If the shares are owned through any other means (bank, broker, street name, etc.), shareholders must vote to make their wishes known.

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Shareholders who wish to vote FOR the directors recommended by the Midwest board should vote the WHITE proxy card by checking the vote “for” box on the proxy card and then sign, date and return it in the envelope provided, or vote by telephone or the Internet. Voting by phone or Internet is preferred, because it will ensure that your vote arrives in a timely manner.

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DO NOT VOTE any blue proxy card, even to vote against AirTran’s nominees, because that vote may supersede an earlier WHITE proxy card you may have returned. If you have already voted a blue proxy card, you can cancel that vote by voting a WHITE proxy card.

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You will soon receive another letter from Midwest with a WHITE proxy card. Even if you have already voted, the board urges you to return all WHITE proxy cards you receive. Only your latest dated card will count.

If you would like more information about the board’s recommendation or if you have voted your shares in error and need assistance changing your vote, contact MacKenzie Partners, Inc. at 800-322-2885.

If you have any questions, please do not hesitate to contact me or Dennis O’Reilly, treasurer and director of Investor Relations.

This letter contains forward-looking statements about the results expected under Midwest’s strategic plan and that otherwise may state Midwest’s or Midwest’s board’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “projecting,” “expect,” “should,” “anticipate,” “believe,” “estimate,” “goal,” “plan,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that Midwest’s actual results could differ materially from the projected results contained in these forward-looking statements. Factors that may cause such a difference to occur include, but are not limited to, fees and expenses incurred in connection with AirTran’s unsolicited exchange offer and the risk factors described in “Item 1A. Risk Factors” in Midwest’s “Annual Report on Form 10-K” for the year ended December 31, 2006.

Additional Information

Midwest has filed a definitive proxy statement on Schedule 14A (the “2007 Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with its Board of Directors’ solicitation of proxies to vote in favor of the slate of directors nominated by the Board of Directors and to vote on any other matters that properly come before the 2007 Annual Meeting of Shareholders, or any adjournment or postponement thereof. On May 16, 2007, Midwest began the process of mailing the 2007 Proxy Statement and a WHITE proxy card to each Midwest shareholder entitled to vote at the Annual Meeting. Midwest has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist it in soliciting proxies from its shareholders. Midwest has agreed to pay customary compensation to MacKenzie for such services and to indemnify MacKenzie and certain related persons against certain liabilities relating to or arising out of the engagement. Directors, officers and employees of Midwest may solicit proxies, although no additional compensation will be paid to directors, officers or employees for such services.

Midwest has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and amendments thereto regarding AirTran’s exchange offer that contain information regarding members of the Board of Directors’ and members of management’s potential interests in the exchange offer. Information regarding securities ownership by the Board of Directors and certain members of management as of March 26, 2007 is contained in the 2007 Proxy Statement. Midwest shareholders should read the Schedule 14D-9 and the 2007 Proxy Statement (including any amendments or supplements to such documents) because these documents contain (or will contain) important information. The 2007 Proxy Statement, the Schedule 14D-9 and other public filings made by Midwest with the SEC are available without charge from the SEC’s Web site at sec.gov and from Midwest at midwestairlines.com.